Exhibit 4.1

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


Number                           COMMON SHARES                            Shares

                              ENOX BIOPHARMA, INC.
          TOTAL AUTHORIZED ISSUE 150,000,000: PAID AND NON-ASSESSABLE

     100,000,000 Common Shares                   50,000,000 Preferred Shares
With A Par Value of 0.0001 Per Share        With A Par Value of 0.0001 Per Share

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE. PARTICIPATING OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

This Certifies that ________________________________ is the registered holder of __________ Shares transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed this _____ day of ________ A.D.



President                             SEAL                             Secretary

The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                 UNIF GIFT MIN ACT     Custodian
TEN ENT - as tenants by the entireties                            (Cust) (Minor)
JT TEN -  as joint tenants with right          under the Uniform Gifts to Minors
          of survivorship and not as           Act____________
          tenants in common                          (State)

     Additional abbreviations may also be used though not in the above list.

For value received, ______________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


________________________________________________________________________________
            (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________  shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________
Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.


Dated: ________________________________


                                             ___________________________________

In presence of

_____________________________________________

NOTICE: THE SIGNATURES TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.